Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-19103, 333-19099 and 333-161253 of Cabot Corporation on Form S-8 of our report dated June 28, 2011 relating to the financial statements and financial statement schedule of the Cabot Retirement Savings Plan appearing in this Annual Report on Form 11-K of the Cabot Retirement Savings Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 28, 2011